"EMPLOYER"




EXHIBIT 10(q) Employment Agreement dated November 10, 1997 and amendments to Employment Agreement dated April 16, 1998 and January 14, 1999 between the Registrant and A. J. Nepa

                              EMPLOYMENT AGREEMENT



         THIS AGREEMENT, made and entered into this 10th day of November, 1997, by and between One Price Clothing Stores, Inc., a Delaware corporation with its principal place of business in Spartanburg County, South Carolina, hereinafter referred to as "Employer," and Alphonse J. Nepa, currently a resident of Charlotte,State of North Carolina, hereinafter referred to as "Employee."

                                                         W I T N E S S E T H :

         For and in consideration of the mutual covenants and promises of the parties hereto and the benefits inuring to the parties hereto, Employer and Employee agree as follows:


         1. EMPLOYMENT. Subject to the terms and conditions of this Agreement, employer employs Employee as its Senior Vice President, Merchandising, and Employee accepts such employment with Employer. The employment hereunder shall commence on the date Employee reports for full time work, and shall continue until terminated, as hereinafter provided.

         2. TERMINATION. The employment hereunder shall terminate at the will of either party at any time, with or without cause, or upon the mutual agreement of the parties hereto.

         3. DUTIES OF EMPLOYEE. Employee shall serve Employer faithfully and to the best of his ability. Employee shall devote his full time and efforts to his duties as an employee of Employer.

         4.  COMPENSATION AND BENEFITS.

                  (a) Salary. For all services rendered to Employer under this Agreement, Employer shall pay Employee an annual base salary of not less than $215,000, subject to annual review, payable in bi-weekly installments in accordance with the usual payroll practice of Employer, less all legally required deductions.

                  (b) Bonus. In addition to the above salary, the Board of Directors of Employer, in its sole discretion, may award to Employee an annual bonus in accordance with a bonus plan that has been adopted by the Board of Directors.

                  (c) Special Stock Option. Employee shall be granted an option for 20,000 shares of Employer's common stock at the market price on the day of grant, exercisable twenty (20%) percent annually commencing twelve (12) months from the day of grant. This option shall be granted on the day Employee reports for full-time work.

                  (d)  Other Benefits.

                           (i)  During  the  term of his  employment,  Employee
shall be entitled to participate in all employee benefits as are customarily provided to its officers by Employer, and to participate in such other employee benefits as may from time to time be instituted by Employer's Board of Directors

                       (ii) Employee shall also be entitled to reimbursement of all reasonable hotel, travel, entertainment and other business expenses actually incurred by Employee in the course of Employee's employment upon submission to Employer of satisfactory documentation thereof.

             (e) Moving Expenses. Employer shall reimburse Employee for moving expenses and interim living and travel expenses as set forth in the attachment hereto, entitled "OFFER OF EMPLOYMENT";

             (f)  Employer  shall pay  Employee up to a total of  $(20,000)
for: (i) documented expenses for brokerage fees (up to 6%),and any similar expenses related to the sale of Employee's current home and (ii) loan origination fees (up to 1%) for the purchase of a new one. This payment will be made upon presentation of documentation on or after the first day of employment.

            (g)  Payments Upon Termination.
                     (i)In the event  Employee is  terminated by Employer,
                  with or without cause, except for fraud, theft, dishonesty or criminal intent, Employer shall continue Employee's salary following Employee's termination for six (6) months at the annual base salary in effect at the date of Employee's termination, payable in accordance with Employer's usual payroll practices.

                           (ii)In the event Employee voluntarily  terminates his
                  employment with Employer, he shall be entitled to no additional payment upon such termination other than any then accrued but unpaid salary, vacation pay, or other normal reimbursement items.


         5. CONFIDENTIAL INFORMATION. Employee acknowledges that during his employment he will have access to confidential information belonging to the Employer. Such confidential information shall consist of all information disclosed to Employee as a result of employment by Employer not generally known in the retail business in which Employer is engaged including information concerning Employer's suppliers, including the costs, quantities and types of goods supplied, and the identity of such suppliers; information concerning the Employer's marketing and/or sales strategy or plans; real estate strategy and expansion plans; all pricing information relating to merchandise offered for sale by Employer; customers' list and all information dealing with customers' needs or preferences; all data processing information; all financial information including financial statements, financing plans and forecasts, and any and all information designated or marked as confidential. Employee will not use or disclose, or otherwise make available, such confidential information to any other person or entity without prior express written consent of Employer, either during or following the termination of Employee's employment. Upon termination of employment, Employee shall turn over to Employer all property then in his possession or custody belonging to Employer and shall not retain any copies or reproductions of correspondence, memoranda, reports, notebooks, drawings, photographs, or other documents relating in any way to the affairs of Employer.

6.  NON-COMPETITION.

                  (a) Upon termination of Employee's employment with Employer, whether voluntary or involuntary, and whether with or without cause, Employee will not, for a period of one (1) year from date of such termination, conduct or engage in, directly or indirectly, alone or jointly, with any other person or corporation as agent, consultant, employee, manager, purchaser, proprietor, stockholder, co-partner, or otherwise, any type of "Off-price" retail apparel business whose price points and/or customer base could reasonably be considered in competition with the business of Employer, either now or at the time of such termination. Ceiling price points and single price point concepts shall be included. This restriction applies to the continental United States.

                  (b) Employee agrees not to employ or cause to be employed any other employee of Employer for a period of three (3) years after Employee's termination of employment. This restriction applies to any type of business which Employee may enter.

         7. NOTICES. All notices, consents, changes of address and other communications (hereinafter referred to as "Notice(s)") required or permitted to be made under the terms of this Agreement shall be in writing and shall be (I) personally delivered by an agent of the relevant Party, or (ii) transmitted by postage prepaid, certified or registered mail:

               To Employer:             One Price Clothing Stores, Inc.
                                       Post Office Box 2487
                                   Spartanburg, SC 29304

               To Employee:             Alphonse John Nepa
                                       4630 Montibello Drive
                                       Charlotte, NC 28226

         8. WAIVER OF BREACH. The waiver of Employer of a breach by Employee of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by Employee. No waiver shall be valid unless in writing and signed by any authorized officer of Employer.

         9. ASSIGNMENT. Employee acknowledges that the services to be rendered by Employee are unique and personal. Accordingly, Employee may not assign any of Employee's rights or delegate any of Employee's duties or obligations under this Agreement. The rights and obligations of Employer under this Agreement shall inure to the benefit of and all be binding upon the Employer, and its successors and assigns.

         10. REPRESENTATIONS AND WARRANTIES. Employee expressly confirms, represents and warrants to Employer that he is under no obligation to, or bound by any contract with, any person, corporation or other entity which would prohibit or in any way interfere with the performance of his duties and obligations to Employer under this Agreement. Employee further represents and warrants that, to his knowledge, no litigation is pending or has been threatened against Employee or Employer as a result of Employee accepting a position with Employer. Employee agrees to defend and indemnify Employer against any and all claims by third parties against Employer arising out of Employee's prior employment.

         11. Release. In the event of termination, and in consideration for Employer's agreements hereunder, Employee agrees to execute a release in favor of Employer in form and substance reasonably satisfactory to Employer.

         12. SEVERABILITY. If any provision of this Agreement as applied to either party or to any circumstance shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, or the application of each provision to any other fact or circumstances.

         13. ENTIRE AGREEMENT, MODIFICATION OR AMENDMENT. This Agreement constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior oral or written agreements. This Agreement may be modified or amended from time to time by the mutual agreement of the parties hereto. No modification or amendment of this Agreement shall be binding upon either party unless it is in writing and executed by the party sought to be charged.

         14.   COUNTERPARTS.   This   Agreement  may  be  executed  in  one  or
more counterparts, all of which taken together shall constitute one instrument.

         15. CAPTIONS. The captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina, without giving effect to South Carolina's rules of conflicts of law, and regardless of the place or places of its physical execution and performance.

         17. ENFORCEMENT. This Agreement may only be enforced in a court of competent jurisdiction in Spartanburg County, South Carolina. Employee agrees to submit to the jurisdiction of a court of competent jurisdiction in Spartanburg County, South Carolina, whether or not then residing in South Carolina. The prevailing party shall be entitled to recover from the other party the cost of any court action, including reasonable attorneys fees.



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


Witnesses:                                    One Price Clothing Stores, Inc.

/s/ Diane O'Bryant                            /s/  By: Larry I. Kelley    (SEAL)
                                                   Larry I. Kelley
                                                   President & CEO
As to Employer
                                                   "EMPLOYER"

/s/  Jill DuVze Nepa                         /s/  Alphonse John Nepa     (SEAL)
                                                  Alphonse John Nepa
                                                  Senior Vice President,
                                                  Merchandising

As to Employee                                       "EMPLOYEE"

         First Amendment to Employment Agreement Dated November 10, 1997 by and between One Price Clothing Stores, Inc. and A. J. Nepa



On November 10, 1997 Alophonse J. Nepa ( "Mr.Nepa" or "Employee") entered into an employment contract (the "Agreement") with One Price Clothing Stores, Inc. ("One Price" or "Employer"). Employer and Employee wish to amend such Agreement as follows:

The Agreement currently provides for payments upon termination under the first sentence in section 4. (g) (i) as follows:

     "In the event Employee is terminated by Employer, with or without cause, except for fraud, theft, dishonesty or criminal intent, Employer shall continue Employee's salary following Employee's termination for six (6) additional months at the annual base salary in effect at the date of Employee's termination, payable in accordance with Employer's usual payroll practices".

The foregoing provision is hereby amended by adding the following sentence immediately after such first sentence in Section 4 (g) (i) of the Agreement:


     "In addition, provided Employee has diligently pursued another position following his involuntary termination, in the event Employee has not taken a position with another Company by the end of such six months from the date of Employee's involuntary termination, Employer shall pay to Employee up to an additional six (6) months salary continuation on a bi-weekly basis so long as other employment has not begun and Employee is continuing to pursue diligently another position. Employer shall be entitled to receive from Employee, upon request, reasonable proof of such diligent effort(s) to pursue another position, failing which, such additional six months of salary shall cease."

Except as provided for herein by the foregoing amendment, the Agreement shall continue unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 16th day of April, 1998.

One Price Clothing Stores                           Alphonse J. Nepa
By: /s/ Larry I. Kelley                            /s/ Alphonse J. Nepa
      Larry I. Kelley                              "EMPLOYEE"
       President and C.E.O.
       "EMPLOYER"


Amendment to Employment Agreement Dated November 10, 1997, as Previously
                          Amended as of April 16, 1998

     Reference is made to the Employment Agreement dated as of November 10, 1997, as previously amended as of April 16, 1998 ("Agreement") by and between One Price Clothing Stores, Inc. ("Employer") and Alphonse J. Nepa ("Employee"). The Agreement is hereby amended to add the following provisions relating to (i) termination of employment by Employee for "good reason" following a "Change of Control" (as hereinafter defined); (ii) amendment of the Agreement to provide for a term agreement through January 31, 2002 in lieu of the existing Section 2 employment at will provision; and, (iii) addition of a provision calling for a change in compensation to be effective February 1, 1999.


 First Amendment -   The following new Section 4 (h) is added to the Agreement:

     4 (h). Change of Control - In the event the Employee's employment with the Company is terminated by the Employer without Cause, or for "Good Reason" by the Employee, within 24 months after a "Change of Control" of Employer (an "Employment Event"), then Employer shall pay to Employee, in one lump sum, an amount equal to eighteen (18) months severance pay rather than the maximum of twelve (12) months severance pay currently provided for in the Agreement. Termination for "Good Reason" shall be deemed to have occurred, and the Employee shall be entitled to the benefits of this provision, if the Employee voluntarily terminates his employment after 30 days written notice to Employer and following the occurrence of any of the following events, provided a "Change of Control" has occurred: (i) the assignment to the Employee of any duties inconsistent with the highest position (including status, offices, titles and reporting requirements), authority, duties or responsibilities attained by the Employee during the period of his employment with the Employer or any action by the Employer which results in a material diminishment in such position, authority, duties or responsibilities as were in effect immediately prior to the "Change of Control"; (ii) a decrease in the Employee's compensation (including base salary, bonus or fringe benefits); (iii) relocation by Employer of the Employee more than 50 miles outside of the Greenville/Spartanburg area of South Carolina; or,
(iv) failure of any successor of the Employer to comply with this Agreement. In consideration for the benefits conferred to Employee under this provision, in the absence of an Employment Event Employee agrees to continue his employment, following a "Change of Control," for a minimum period of six months.

In addition, should a "Change of Control" occur, all stock options granted by Employer to Employee, and not yet expired as of the date of such "Change of Control," shall become immediately exercisable. In such event, the normal expiration date shall apply to such options, provided, however, that Employee shall have 90 days to exercise such options in the event of termination following an Employment Event.

For purposes hereof, "Change of Control" shall be deemed to have occurred following either of the following two events:

(iii) A change in the Board of Directors of the Company, with the result that the members of the Board, as elected by the stockholders of the Company on June 10, 1998 ("Incumbent Directors"), no longer constitute a majority of such Board, provided that any person who becomes a director and whose appointment or election was supported by a majority of the Incumbent Directors shall be considered an Incumbent Director for purposes hereof; or,

(iv) The occurrence of a Section 11 (a) (ii) Event, as defined in the Shareholder Rights Agreement, dated November 3, 1994, between Wachovia Bank of North Carolina, N.A., as Rights Agent, and
             Employer ("Rights Agreement"), provided, however, that for these purposes the applicable percentage for a Change of Control to arise from a change in stock ownership shall be 40% and not 20% as provided for in the Rights Agreement.


     Second Amendment- Section 2 of the Agreement is hereby deleted in its entirety and the following provision inserted in its place:

2. Term Agreement. Effective as of the date hereof, Employee's employment with Employer shall continue through January 31, 2002, unless terminated as provided for in the Agreement. In the event Employee elects to leave voluntarily during the period of such term employment (or any extension thereof), Employee agrees to give Employer a minimum of 90 days notice prior to leaving and agrees to work closely with Employer in such event to assist, as requested, in the recruitment and transition of a new General Merchandise Manager.


     Third Amendment - The following Section 18 is added to the Agreement.

     18. It is understood and agreed that Employee shall receive a salary adjustment which shall be effective February 1, 1999.


Except as provided for herein by the foregoing amendments, the Agreement shall continue unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 14 day of January, 1999.

One Price Clothing Stores, Inc.                   Alphonse J. Nepa

/s/ Larry I. Kelley                              /s/ Alphonse J. Nepa
By:  Larry I. Kelley                                "EMPLOYEE"
Title:  President & CEO
"EMPLOYER"